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                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form SB-2 and Registration Statement on Form S-3 of Forward Industries, Inc. of our report dated December 5, 1996, except for
Note 21 and Exhibit 11 which are dated December 5, 1997, relating to the financial statements of the Company for the years ended September 30, 1996 and 1995.

         We also consent to the reference to us under the heading "Experts".



                                                 /s/ Miller Ellin & Company

                                                 CERTIFIED PUBLIC ACCOUNTANTS

December 29, 1997